As filed with the Securities and Exchange Commission on January 27, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

SINOVAC BIOTECH LTD.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of registrant’s name into English)

Antigua, West Indies	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

No. 39 Shangdi Xi Road,

Haidian District, Beijing 100085

People’s Republic of China

Tel: +86-10-8289-0088

(Address and telephone number of registrant’s principal executive offices)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

212-750-6474

(Name, address and telephone number of agent for service)

Copies to:

David T. Zhang, Esq.

Eugene Y. Lee, Esq.

Latham & Watkins

41st Floor, One Exchange Square

8 Connaught Place, Central

Hong Kong

+852-2522-7886

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-163165

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common shares, par value US$ 0.001 per share	1,500,000	US$5.75	US$8,625,000	US$642

(1)

Includes (i) common shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public and (ii) common shares that may be purchased by the underwriters pursuant to an over-allotment option. These common shares are not being registered for the purposes of sales outside of the United States.

(2)

In accordance with Rule 462(b) under Securities Act of 1933, an additional amount of common shares having a proposed maximum aggregate offering price of the securities eligible to be sold under the related registration statement on Form F-3 (File No. 333-163165) (the “Initial Registration Statement”), is hereby registered. The registrant previously registered 10,000,000 common shares on the Initial Registration Statement for which a filing fee of $4,671 was paid.

This registration statement will become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933. The contents of the registration statement on Form F-3 (Registration No. 333-163165) initially filed by Sinovac Biotech Ltd. with the Securities and Exchange Commission (the “Commission”) on November 18, 2009, which was declared effective by the Commission on November 30, 2009, are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on January 27, 2010.

SINOVAC BIOTECH LTD.

By:	/s/ Weidong Yin
	Name:	Weidong Yin
	Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on January 27, 2010.

Signature		Title

/s/ Weidong Yin
Weidong Yin		Chairman and Chief Executive Officer (principal executive officer)

/s/ Jinling Qin
Jinling Qin		Acting Chief Financial Officer (principal financial and accounting officer)

*
Xianping Wang		Director

*
Simon Anderson		Director

*
Yuk Lam Lo		Director

*
Chup Hung Mok		Director

/s/ Jasmine Marrero
Name:	Jasmine Marrero	Authorized U.S. Representative
Title:	Manager
Law Debenture Corporate Services Inc.

*By:	/s/ Weidong Yin
Name: Weidong Yin
Attorney-in-fact

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INDEX TO EXHIBITS

Exhibit Number	Description of Document
5.1	Opinion of Rhudd & Associates regarding the validity of the common shares to be registered

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Rhudd & Associates (included in Exhibit 5.1)

24.1

Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-3 of Sinovac Biotech Ltd. (Registration No. 333-163165) filed with the Securities and Exchange Commission on November 18, 2009).

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